EX-16

LETTER FROM STEFANOU & COMPANY LLP





                             STEFANOU & COMPANY LLP
                                McLean, Virginia


                                                                February 6, 2002


Securities and Exchange Commission
Washington, DC  20549

Re: Collaborative Financial Network Group, Inc.
File No. 0-26899

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Collaborative Financial Network Group, Inc. dated November , 2001 and agree with the statements relating to Stefanou & Company LLP contained therein.

                                     /s/ STEFANOU & COMPANY LLP
                                     -------------------------------
                                     STEFANOU & COMPANY LLP